UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2011

ARTIFICIAL LIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26/F., 88 Hing Fat Street Causeway Bay, Hong Kong
(Address of principal executive offices)

(+852) 3102-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

The Company’s Chief Financial Officer, Frank Namyslik tendered his resignation from the position of Chief Financial Officer of Artificial Life, Inc. (the “Company”) effective as of December 5, 2011. The Board of Directors of the Company has accepted his resignation effective as of that date.

Also, on December 5, 2011, the Board of Directors appointed Eberhard Schoneburg, the current Chief Executive Officer and Chairman of the Board of Directors of the Company, to resume its former position as as the Company’s Chief Financial Officer. Mr. Schoneburg had served in the position as CEO since 1998 and in the position as both Chief Executive Officer and Chief Financial Officer of the Company already from November 2002 to July 2010.

There is no change in Mr. Schoneburg’s compensation as a result of the additional position of Chief Financial officer.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated December 9, 2011, announcing resignation of the Company’s Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artificial Life, Inc.

December 9, 2011

By: /s/ EBERHARD SCHONEBURG

Eberhard Schoneburg,
Chief Executive Officer